Exhibit (d)(4)

                        NEUBERGER BERMAN MANAGEMENT INC.
                             SUB-ADVISORY AGREEMENT
                                   SCHEDULE A

Portfolios                                             Date Added to Agreement
----------                                             -----------------------
Balanced Portfolio                                        November 3, 2003
Fasciano Portfolio                                        November 3, 2003
Focus Portfolio                                           November 3, 2003
Growth Portfolio                                          November 3, 2003
Guardian Portfolio                                        November 3, 2003
International Portfolio                                   November 3, 2003
Limited Maturity Bond Portfolio                           November 3, 2003
Mid-Cap Growth Portfolio                                  November 3, 2003
Partners Portfolio                                        November 3, 2003
Real Estate Portfolio                                     November 3, 2003
Regency Portfolio                                         November 3, 2003
Socially Responsive Portfolio                             November 3, 2003
High Income Bond Portfolio                                  June 10, 2004
International Large Cap Portfolio                          August 15, 2006

DATED: August 15, 2006